UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019

Commission File Number: 000-55843

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0806545
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550

San Jose, CA 95131 USA

(408) 324-0588

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one Common Stock Share, Par Value $0.0001 Per Share	M-6697	Tokyo Stock Exchange (Mothers Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2019, Techpoint, Inc. (the “Company”) announced that it has appointed Mark Voll as the Company’s Chief Financial Officer and Vice President of Administrations, effective as of October 8, 2019. Mr. Voll will serve as principal financial officer replacing Stephen Wong who had been serving as the Company’s interim Chief Financial Officer and Secretary.

Mr. Voll, 65, previously served as Chief Financial Officer at Aquantia Corporation, a semiconductor company, from January 2016 until its sale to Marvell Technology Group Ltd. in September 2019. Prior to his role at Aquantia, Mr. Voll served as Chief Financial Officer at several semiconductor companies including Montage Technology Group, Ltd. from 2012 to 2016, InvenSense, Inc. from 2010 to 2011, Techwell, Inc. from 2005 to 2010 and MoSys, Inc. from 2002 to 2005 where he also served as Interim Chief Executive Officer. From 2014 to 2016, Mr. Voll also served as a consultant to the Company advising on financial and accounting matters. Mr. Voll holds a bachelor’s degree in business administration from Providence College.

In connection with Mr. Voll’s appointment as Chief Financial Officer and Vice President of Administrations, the Company and Mr. Voll entered into an Offer Letter on September 30, 2019 (the “Offer Letter”). Pursuant to the Offer Letter Mr. Voll will receive the following: (i) an annual base salary of $175,000, (ii) subject to the Board’s approval, restricted stock units (the “RSU Award”) with respect to 80,000 shares of common stock of the Company subject to the terms and conditions of the Company’s 2017 Stock Incentive Plan (the “Plan”) and the award agreement issued under the Plan. The RSU Award will vest over a five (5) year period for so long as he continues to be employed by the Company, subject to certain exceptions. Further details on the Plan and any specific award granted to him will be provided upon approval of such award by the Board. Further, if, within twelve (12) months following a Change in Control (as such term is defined in the Plan), Mr. Voll’s employment is terminated by the Company or any of its affiliates without Cause (as defined in the Offer Letter) or by him for Good Reason (as defined in the Offer Letter), the RSU Award will become fully (i.e., 100%) vested and will settle in shares of the common stock of the Company in accordance with the terms of the Plan.

Mr. Voll will also be eligible for relocation services and expenses in accordance with the Company’s policies as well as benefits generally available to employees and executives of the Company. Mr. Voll is also expected to enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. Voll and any of the Company’s directors or executive officers and there are no arrangements or understanding between Mr. Voll and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Voll and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

Date: October 11, 2019

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